EXHIBIT 6



    A copy of the consent of the United States institutional trustee required by Section 321(b) of the Act.



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                         CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE TRUST INDENTURE ACT


                                   December 5, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

      In connection with the qualification of an indenture between Union Financial Services-1, Inc., a Nevada corporation, and Zions First National Bank, a national banking association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   ZIONS FIRST NATIONAL BANK



                                   By /s/ Dale M. Gibbons
                                      ----------------------
                                           Secretary